Exhibit 99.1

Concord Names Veteran Technology Executive Robert Donahue to Board of Directors

     MARLBORO, Mass.--(BUSINESS WIRE)--Oct. 14, 2004--Concord Communications, Inc. (Nasdaq: CCRD), a global provider of Business Service Management (BSM) software solutions, today announced that it has named Robert Donahue to its Board of Directors. Over the past twenty years Donahue has served in a range of leadership positions at large technology companies, helping each establish operational and financial best practices. Donahue will also serve as a member of the Audit Committee of Concord's Board.
     "Bob Donahue's extensive financial and operational leadership experience makes him an excellent addition to our Board of Directors," stated Jack Blaeser, president and CEO of Concord Communications. "Bob has served as strategic financial counsel to some of the technology industry's largest and most successful enterprises. His Board level experience and contacts will be an asset to Concord and I am confident that he will prove to be an insightful resource on financial matters. We are pleased to expand our Board with his membership."
     Donahue's work history spans a wide variety of senior financial and operational leadership roles at large technology companies. Today, Donahue serves on the Board of Directors and as interim president and CEO of Lightbridge, Inc., a transaction processing company based in Burlington, Massachusetts. Previously he was vice president and general manager of a division of Celestica, a $6 billion electronics manufacturing services company. He also spent five years at MSL, a $1.5 billion electronics manufacturing services company where he served as president and chief financial officer. Early in his career he held senior financial management positions at Stratus Computer and Prime Computer. Donahue earned his M.B.A. from the University of Massachusetts and his bachelor's degree in economics from Holy Cross College.
     "Despite challenging economic times in recent years, Concord has a solid track record of performance, sound financials, and an experienced management team," noted Donahue. "The company has demonstrated innovation in its product development and thoughtfulness in its acquisition strategy. At the same time, the company has shown appropriate conservatism in its financial management. I look forward to leveraging my broad finance experience in making a contribution to Concord's Board of Directors."

     About Concord Communications

     Concord Communications, Inc. (Nasdaq: CCRD) provides an integrated software solution that enables companies to map their IT services to business needs, measure their actual end-user experience, and manage their applications, systems, and networks. More than 3000 companies worldwide, including 23 of the world's 24 largest service providers, rely on Concord's Business Service Management software to optimize IT services to drive business success. Based in Marlboro, Mass., Concord maintains offices around the globe and can be found on the web at www.concord.com.
     Concord Communications, Inc., the Concord logo, eHealth, and Map. Measure. Manage. are trademarks of Concord Communications, Inc.

     Forward-looking statements made in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements involve risks and uncertainties, and actual results could differ materially from the forward-looking statements contained herein. Risks and uncertainties include, without limitation, risks in product development and market acceptance of, and demand for, the Company's products, specifically including the Company's business service management solution; risks associated with competition, specifically including competition in the business service management market; risks in technology development and commercialization; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including but not limited to, the Company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statements should be considered in light of all these factors. The information contained in this press release is applicable only today and should thereafter be considered historical and will no longer constitute the Company's current expectations. The Company undertakes no obligation to update information contained in this press release.

     CONTACT: Concord Communications
              Eric Snow, 508-486-4508
              esnow@concord.com
                  or
              Media Contacts:
              Greenough Communications
              Lesley Ogrodnick, 617-275-6510
              logrodnick@greenoughcom.com